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                                                                     EXHIBIT 5.1
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
                                                      BASS, BERRY & SIMS PLC
                                             A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                         ATTORNEYS AT LAW
           KNOXVILLE OFFICE                                                                           DOWNTOWN OFFICE:
   900 SOUTH GAY STREET, SUITE 1700                         REPLY TO:                                  AMSOUTH CENTER
         KNOXVILLE, TN 37902                              AMSOUTH CENTER                      315 DEADERICK STREET, SUITE 2700
            (865) 521-6200                       315 DEADERICK STREET, SUITE 2700                 NASHVILLE, TN 37238-3001
                                                     NASHVILLE, TN 37238-3001                          (615) 742-6200
            MEMPHIS OFFICE                                (615) 742-6200
      THE TOWER AT PEABODY PLACE                                                                     MUSIC ROW OFFICE:
     100 PEABODY PLACE, SUITE 950                       WWW.BASSBERRY.COM                           29 MUSIC SQUARE EAST
        MEMPHIS, TN 38103-2625                                                                    NASHVILLE, TN 37203-4322
            (901) 543-5900                                                                             (615) 255-6161
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                                February 2, 2005

Wilson Bank Holding Company
623 West Main Street
Lebanon, Tennessee 37087

         Re:   Registration Statement on Form S-4 (File No. 333-121943)

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-4 (File No. 333-121943) filed by you with the Securities and Exchange Commission (the "Commission") on January 10, 2005, and Amendment No. 1, thereto, as filed with the Commission on the date hereof (such Registration Statement, as amended, being referred to hereinafter as the "Registration Statement"). The Registration Statement relates to the issuance by Wilson Bank Holding Company, a Tennessee corporation (the "Company"), of 242,177 shares of its common stock, par value $2.00 per share (the "Common Stock"), in connection with the proposed merger (the "Merger") of DeKalb Community Bank, an independent, state chartered bank organized under the laws of the State of Tennessee, with and into Wilson Bank and Trust, a state chartered bank organized under the laws of the State of Tennessee and a wholly owned subsidiary of the Company, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated November 16, 2004, by and among the Company, Wilson Bank and Trust and DeKalb Community Bank.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be issued by the Company in connection with the Merger, when issued and delivered in the manner and on the terms set forth in the Merger Agreement and as described in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.





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February 2, 2005
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         We hereby consent to the reference to our law firm in the Registration
Statement under the caption "Legal Matters" and the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.


                                             Very Truly Yours,

                                             /s/ Bass, Berry & Sims PLC